Exhibit 99.1

Corporate Relations  |  77 Beale Street  |  San Francisco, CA 94105  |  1 (415) 973-5930     | www.pgecorp.com

May 2, 2017

PG&E Corporation Reports First-Quarter 2017 Financial Results

▪	GAAP net income was $1.13 per share for the first quarter of 2017, compared with $0.22 per share for the same period in 2016.

▪	Non-GAAP earnings from operations were $1.06 per share for the first quarter of 2017, compared with $0.82 per share for the same period in 2016.

▪	PG&E Corporation is adjusting 2017 guidance for projected GAAP earnings to the range of $3.57 to $3.82 per share, and is reaffirming guidance for projected non-GAAP earnings in the range of $3.55 to $3.75 per share.

San Francisco, Calif. — PG&E Corporation’s (NYSE: PCG) first-quarter 2017 net income after dividends on preferred stock (also called “income available for common shareholders”) was $576 million or $1.13 per share, as reported in accordance with generally accepted accounting principles (GAAP). This compares with $107 million, or $0.22 per share, for the first quarter of 2016, during which PG&E Corporation recorded expenses of $381 million pre-tax related to the Butte fire, and disallowed capital charges of $87 million pre-tax as imposed by the California Public Utilities Commission (CPUC) in connection with the San Bruno gas pipeline accident.

GAAP results include items that management does not consider part of normal, ongoing operations (items impacting comparability), which totaled $55 million of pre-tax earnings, or $0.07 per share, for the quarter. This was driven by revenue recorded in the first quarter in excess of the 2017 authorized revenue requirement in Pacific Gas and Electric Company’s 2015 Gas Transmission and Storage (GT&S) rate case, including the final component of under-collected revenues retroactive to January 1, 2015. This item was partially offset by disallowances ordered by the CPUC in the GT&S rate case, fines associated with the settlement submitted to the CPUC in connection with its investigation into compliance with ex parte rules, costs for work to clear pipeline rights-of-way, and legal and regulatory costs related to the Butte fire, gas matters and regulatory communications.

“Our results for the quarter reflect PG&E’s strong focus on making the investments in our system that will drive further progress on safety, reliability and achieving California’s clean energy goals, while running the business cost effectively and affordably for customers,” said PG&E Corporation CEO and President Geisha Williams.

First-quarter highlights included:

▪	Pacific Gas and Electric Company won the Edison Electric Institute’s 2017 award for Outstanding National Key Accounts Customer Service and received the second-highest ever customer satisfaction rating in its annual survey of gas transmission customers.

▪	Despite record-setting heavy wind and rain, investments in advanced grid automation and self-healing grid technology, which are ongoing, helped avoid more than 50 million customer outage minutes during the first quarter alone.

▪	In support of keeping customer bills affordable, Pacific Gas and Electric Company implemented a series of measures designed to achieve $300 million in cost efficiencies in 2017. These projected efficiencies are reflected in earnings guidance for 2017.

Earnings from Operations

On a non-GAAP basis, excluding items impacting comparability, PG&E Corporation’s earnings from operations in the first quarter of 2017 were $544 million, or $1.06 per share, compared with $407 million, or $0.82 per share, in the first quarter of 2016.

The increase in quarter-over-quarter earnings from operations reflected additional authorized revenue as a result of the phase-two decision in the 2015 GT&S rate case issued December 1, 2016, the incremental tax benefit associated with share-based compensation awards, and growth in rate base earnings.

Earnings Guidance

PG&E Corporation is adjusting 2017 guidance for projected GAAP earnings in the range of $3.57 to $3.82 per share. On a non-GAAP basis, the guidance range for projected 2017 earnings from operations remains unchanged at $3.55 to $3.75 per share.

Guidance is based on various assumptions and forecasts, including those relating to future authorized revenues, expenses, capital expenditures, rate base, equity issuances, and certain other factors. PG&E Corporation discloses historical financial results and provides guidance based on “earnings from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items impacting comparability. See the accompanying tables for a reconciliation of earnings from operations to consolidated income available for common shareholders.

Supplemental Financial Information

In addition to the financial information accompanying this release, presentation slides for today’s conference call with the financial community have been furnished to the Securities and Exchange Commission (SEC) and are available on PG&E Corporation’s website at: http://investor.pgecorp.com/financials/quarterly-earnings-reports/default.aspx.

Access to Regulatory Filings

PG&E Corporation and Pacific Gas and Electric Company routinely provide links to regulatory proceedings with the CPUC and the Federal Energy Regulatory Commission (FERC) at http://investor.pgecorp.com, under the “Regulatory Filings” tab, so that such filings are available to investors upon filing with the relevant agency. It is possible that these regulatory filings or information included therein could be deemed to be material information.

Conference Call with the Financial Community to Discuss Financial Results

Today’s call at 11:00 am, Eastern Time, is open to the public on a listen-only basis via webcast. Please visit http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx for more information and instructions for accessing the webcast. The webcast call and the related materials will be available for replay through the website for at least one year. Alternatively, a toll-free replay of the conference call may be accessed shortly after the live call through May 16, 2017, by dialing (866) 415-9493. International callers may dial (205) 289-3247. For both domestic and international callers, the confirmation code 3245# will be required to access the replay.

About PG&E Corporation

PG&E Corporation (NYSE: PCG) is a Fortune 200 energy-based holding company, headquartered in San Francisco. It is the parent company of Pacific Gas and Electric Company, an energy company that serves 16 million Californians across a 70,000 square-mile service area in Northern and Central California. For more information, visit http://www.pgecorp.com. In this press release, they are together referred to as “PG&E.”

Forward-Looking Statements

Management’s statements providing guidance for PG&E Corporation’s 2017 financial results and the assumptions and forecasts underlying such guidance constitute forward-looking statements that reflect management’s judgments and opinions. These statements and assumptions are necessarily subject to various risks and uncertainties, the realization or resolution of which may be outside management’s control. Actual results may differ materially. Factors that could cause actual results to differ materially include, but are not limited to:

•	the timing and outcomes of the 2017 GRC, the TO rate case, the cost of capital proceeding, and other ratemaking and regulatory proceedings;
•	the timing and outcome of the Butte fire litigation, and whether the Utility’s insurance is sufficient to cover the Utility’s liability resulting therefrom or whether insurance is otherwise available; the effect, if any, of the SED’s $8.3 million citations issued in connection with the Butte fire may have on such litigation; and whether additional investigations and proceedings in connection with the Butte fire will be opened and any additional fines or penalties imposed on the Utility;
•	the outcome of the probation and the monitorship, the timing and outcomes of the debarment proceeding, the SED’s unresolved enforcement matters relating to the Utility’s compliance with natural gas-related laws and regulations, and other investigations that have been or may be commenced, and the ultimate amount of fines, penalties, and remedial and other costs that the Utility may incur as a result;
•	the timing and outcomes of (i) the CPUC’s decision in connection with its investigation of the Utility’s compliance with its ex parte communication rules and the settlement agreement entered into by the Utility and certain parties, and (ii) the U.S. Attorney’s Office in San Francisco and the California Attorney General’s office investigations in connection with communications between the Utility’s personnel and CPUC officials;
•	the outcomes of current and future self-reports, investigations or other enforcement proceedings that could be commenced or notices of violation that could be issued relating to the Utility’s compliance with laws, rules, regulations, or orders applicable to its operations;
•	the Utility’s ability to control its costs within the authorized levels of spending and the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs;
•	the impact of the increasing cost of natural gas regulations;
•	changes in cost forecasts or the scope and timing of planned work resulting from changes in customer demand for electricity and natural gas or other reasons;
•	the impact that reductions in customer demand for electricity and natural gas have on the Utility’s ability to make and recover its investments through rates and earn its authorized return on equity, and whether the Utility is successful in addressing the impact of growing distributed and renewable generation resources, changing customer demand for natural gas and electric services, and an increasing number of customers departing for community choice aggregators;

•	whether, as a result of Westinghouse Electric Company LLC’s Chapter 11 proceeding, the Utility will experience issues with nuclear fuel supply, nuclear fuel inventory, and related services and products that Westinghouse supplies, and whether such proceeding will affect the Utility’s contracts with Westinghouse;
•	whether the Utility can continue to obtain insurance and whether insurance coverage is adequate for future losses or claims, especially following a major event that causes widespread third-party losses;
•	the ability of PG&E Corporation and the Utility to access capital markets and other sources of debt and equity financing in a timely manner on acceptable terms, and the amount and timing of additional common stock and debt issuances by PG&E Corporation;
•	changes in estimated environmental remediation costs, including costs associated with the Utility’s natural gas compressor sites;
•	the outcome of federal or state tax audits and the impact of any changes in federal or state tax laws, policies, regulations, or their interpretation, including as a result of the recent changes in the federal government;
•	the impact of changes in GAAP, standards, rules, or policies, including those related to regulatory accounting, and the impact of changes in their interpretation or application; and
•	the other factors disclosed in PG&E Corporation and the Utility’s joint annual report on Form 10- K for the year ended December 31, 2016, their joint quarterly report on Form 10-Q for the quarter ended March 31, 2017, and other reports filed with the Securities and Exchange Commission.

PG&E CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	(Unaudited)
	Three Months Ended
	March 31,
(in millions, except per share amounts)	2017	2016
Operating Revenues
Electric	$3,065	$3,131
Natural gas	1,203	843

Total operating revenues	4,268	3,974

Operating Expenses
Cost of electricity	847	950
Cost of natural gas	325	222
Operating and maintenance	1,504	2,010
Depreciation, amortization, and decommissioning	712	697

Total operating expenses	3,388	3,879

Operating Income	880	95
Interest income	5	4
Interest expense	(218)	(203)
Other income, net	21	27

Income (Loss) Before Income Taxes	688	(77)
Income tax provision (benefit)	109	(187)

Net Income	579	110
Preferred stock dividend requirement of subsidiary	3	3

Income Available for Common Shareholders	$576	$107

Weighted Average Common Shares Outstanding, Basic	508	493

Weighted Average Common Shares Outstanding, Diluted	511	495

Net Earnings Per Common Share, Basic	$1.13	$0.22

Net Earnings Per Common Share, Diluted	$1.13	$0.22

Dividends Declared Per Common Share	$0.49	$0.46

Reconciliation of PG&E Corporation’s Consolidated Income Available for Common Shareholders in

Accordance with Generally Accepted Accounting Principles (“GAAP”) to Earnings from Operations

First Quarter, 2017 vs. 2016

(in millions, except per share amounts)

	Three Months Ended March 31,
			Earnings per Common
	Earnings		Share (Diluted)
	2017	2016	2017	2016

PG&E Corporation’s Earnings on a GAAP basis	$576	$107	$1.13	$0.22

Items Impacting Comparability: (1)

Pipeline related expenses (2)	16	13	0.03	0.03

Legal and regulatory related expenses (3)	2	10	0.00	0.02

Fines and penalties (4)	36	51	0.07	0.10

Butte fire related costs, net of insurance (5)	2	226	0.00	0.45

GT&S revenue timing impact (6)	(88)	-	(0.17)	-

PG&E Corporation’s Earnings from Operations (7)	$544	$407	$1.06	$0.82

All amounts presented in the table above are tax adjusted at PG&E Corporation’s statutory tax rate of 40.75 percent except for fines, which are not tax deductible. See Footnote 4 below.

(1)	“Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. See exhibit titled: Use of Non-GAAP Financial Measures.

(2)	The Utility incurred costs of $28 million (before the tax impact of $12 million) during the three months ended March 31, 2017, for pipeline related expenses incurred in connection with the multi-year effort to identify and remove encroachments from transmission pipeline rights-of-way.

(3)	The Utility incurred costs of $4 million (before the tax impact of $2 million) during the three months ended March 31, 2017, for legal and regulatory related expenses incurred in connection with various enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications.

(4)	The Utility incurred costs of $60 million (before the tax impact of $24 million) during the three months ended March 31, 2017, for fines and penalties. This includes costs of $32 million (before the tax impact of $13 million) during the three months ended March 31, 2017, associated with safety-related cost disallowances imposed by the California Public Utilities Commission (“CPUC”) in its April 9, 2015 decision (“San Bruno Penalty Decision”) in the gas transmission pipeline investigations. The Utility also recorded $15 million (before the tax impact of $6 million) during the three months ended March 31, 2017, for disallowances imposed by the CPUC in its final phase two decision of the 2015 Gas Transmission and Storage (“GT&S”) rate case for prohibited ex parte communications. In addition, the Utility accrued financial remedies of $12 million (before the tax impact of $5 million) and $1 million (which is not tax deductible) during the three months ended March 31, 2017, in connection with the settlement filed with the CPUC on March 28, 2017, related to the Order Instituting an Investigation into Compliance with Ex Parte Communication Rules.

Three Months Ended
(in millions, pre-tax)	March 31, 2017

Charge for disallowed expense	$32

GT&S ex parte penalty	15

Ex Parte OII Settlement	13

Fines and penalties	$60

Future fines or penalties may be imposed in connection with other enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications.

(5)	The Utility recorded costs of $3 million (before the tax impact of $1 million) during the three months ended March 31, 2017, associated with the Butte fire, net of insurance. This includes charges of $10 million (before the tax impact of $4 million) during the three months ended March 31, 2017, for legal costs associated with the Butte fire, partially offset by $7 million (before the tax impact of $3 million) recorded during the three months ended March 31, 2017, for expected insurance recovery.

Three Months Ended
(in millions, pre-tax)	March 31, 2017

Legal costs	$10

Insurance	(7)

Butte fire related costs, net of insurance	$3

(6)	As a result of the CPUC’s final phase two decision in the 2015 GT&S rate case, during the three months ended March 31, 2017, the Utility recorded revenues of $150 million (before the tax impact of $62 million) in excess of the 2017 authorized revenue requirement, which includes the final component of under- collected revenues retroactive to January 1, 2015.

(7)	“Earnings from operations” is a non-GAAP financial measure. See exhibit titled: Use of Non-GAAP Financial Measures.

Key Drivers of PG&E Corporation’s Earnings per Common Share (“EPS”) from Operations

First Quarter, 2017 vs. 2016

($/Share, Diluted)

First Quarter 2016 EPS from Operations (1)	$0.82

Timing of 2015 GT&S revenue impact (2)	0.15

Tax benefit on stock compensation (3)	0.06

Growth in rate base earnings	0.03

Miscellaneous	0.05

Timing of 2017 GRC decision (4)	(0.03)

Increase in shares outstanding	(0.02)

First Quarter 2017 EPS from Operations (1)	$1.06

(1)	See previous exhibit for a reconciliation of EPS on a GAAP basis to EPS from Operations. All amounts presented in the table above are tax adjusted at PG&E Corporation’s statutory tax rate of 40.75 percent.

(2)	Represents the impact in 2016 of the delay in the Utility’s 2015 GT&S rate case. The CPUC issued its final phase two decision on December 1, 2016, delaying recognition of the full 2016 revenue increase until the fourth quarter of 2016.

(3)	Represents the incremental tax benefit related to share-based compensation awards that vested during the three months ended March 31, 2017. Pursuant to ASU 2016-09, which PG&E Corporation and the Utility adopted in 2016, excess tax benefits associated with vested awards are reflected in net income.

(4)	Represents the increase in GRC-related capital costs (depreciation and interest) but does not include an offsetting revenue increase, which is pending a final decision in the Utility’s 2017 GRC proceeding.

PG&E Corporation’s 2017 Earnings per Share (“EPS”) Guidance

2017 EPS Guidance	Low	High

Estimated EPS on a GAAP Basis	$ 3.57	$ 3.82

Estimated Items Impacting Comparability: (1)

Pipeline related expenses (2)	0.14	0.09

Legal and regulatory related expenses (3)	~ 0.01	~ 0.01

Fines and penalties (4)	~ 0.07	~ 0.07

Butte fire related costs, net of insurance (5)	0.00	0.00

GT&S revenue timing impact (6)	(0.17)	(0.17)

Net benefit from derivative settlement (7)	~ (0.07)	~ (0.07)

Estimated EPS on an Earnings from Operations Basis (8)	$ 3.55	$ 3.75

All amounts presented in the table above are tax adjusted at PG&E Corporation’s statutory tax rate of 40.75 percent except for fines, which are not tax deductible.

(1)	“Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. See exhibit titled: Use of Non-GAAP Financial Measures.

(2)	“Pipeline related expenses” includes costs incurred to identify and remove encroachments from transmission pipeline rights-of-way. The pre-tax range of estimated costs is shown below. The offsetting tax impacts for the low and high EPS guidance range are $51 million and $33 million, respectively.

	2017
(in millions, pre-tax)	Low EPS guidance	High EPS guidance
Pipeline related expenses	$125	$80

(3)	“Legal and regulatory related expenses” includes costs incurred in connection with various enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications. The pre-tax range of estimated costs is shown below. The offsetting tax impact for the low and high EPS guidance range is $4 million.

2017
(in millions, pre-tax)	Low EPS guidance	High EPS guidance
Legal and regulatory related expenses	~$ 10	~$ 10

(4)	“Fines and penalties” includes fines and penalties resulting from various enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications. Guidance is consistent with the 2017 components of the $1.6 billion San Bruno Penalty Decision in the gas transmission pipeline investigations, the disallowances imposed by the CPUC in its final phase two decision in the 2015 GT&S rate case for prohibited ex parte communications, and the settlement filed with the CPUC related to the Order Instituting an Investigation into Compliance with Ex Parte Communication Rules. Guidance does not include amounts for other potential future fines and penalties. The pre-tax range of estimated costs is shown below. The offsetting tax impact for the low and high EPS guidance range is $24 million.

2017
(in millions, pre-tax)	Low EPS guidance	High EPS guidance

Charge for disallowed expense	$ 32	$ 32

GT&S ex parte disallowance	15	15

Ex Parte OII Settlement	~ 13	~ 13

Fines and penalties	~$ 60	~$ 60

(5)	“Butte fire related costs, net of insurance” includes recorded legal costs of $3 million during the three months ended March 31, 2017, associated with the Butte fire, net of insurance. The Utility currently is unable to estimate the low and high end of the range of Butte fire related third-party claims and legal costs for 2017. The offsetting tax impact for the low and high EPS guidance range is $1 million.

	2017
(in millions, pre-tax)	Low EPS guidance	High EPS guidance
Butte fire related costs, net of insurance	$3	$3

(6)	“GT&S revenue timing impact” refers to the revenues recorded in excess of the 2017 authorized revenue requirements as a result of the CPUC’s final phase two decision issued on December 1, 2016 in the 2015 GT&S rate case. Accounting rules allow the Utility to recognize revenues in a given year only if they will be collected from customers within 24 months of the end of that year. Because the phase one decision directs the Utility to collect the difference between the adopted “interim” revenue requirements and the amounts previously collected in rates, retroactive to January 1, 2015, over a 36-month period, the Utility was not able to complete recording the full true-up of under-collected revenues until the first quarter of 2017. The pre-tax range of the recorded revenues is shown below. The offsetting tax impact for the low and high EPS guidance range is $62 million.

	2017
(in millions, pre-tax)	Low EPS guidance	High EPS guidance
GT&S revenue timing impact	$(150)	$(150)

(7)	“Net benefit from derivative settlement” refers to the settlement to resolve the consolidated shareholder derivative lawsuits and certain additional claims in the San Bruno Fire Derivative Cases filed on March 15, 2017. This amount includes insurance recoveries net of plaintiff costs. PG&E Corporation expects the final approval hearing will be held during the third quarter of 2017. The offsetting tax impact for the low and high EPS guidance range is $26 million.

	2017
(in millions, pre-tax)	Low EPS guidance		High EPS guidance
Net benefit from derivative settlement	~$	(65)	~$	(65)

(8)	“Earnings from operations” is a non-GAAP financial measure. See exhibit titled: Use of Non-GAAP Financial Measures.

Actual financial results for 2017 may differ materially from the guidance provided. For a discussion of the factors that may affect future results, see the Forward-Looking Statements.

  Use of Non-GAAP Financial Measures

  PG&E Corporation and Pacific Gas and Electric Company

PG&E Corporation discloses historical financial results and provides guidance based on “earnings from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items impacting comparability.

“Earnings from operations” is a non-GAAP financial measure and is calculated as income available for common shareholders less items impacting comparability. “Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods, including certain pipeline related expenses, certain legal and regulatory related expenses, fines and penalties, Butte fire related costs, impacts of the 2015 GT&S rate case, and insurance recoveries for natural gas matters. PG&E Corporation uses earnings from operations to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation believes that earnings from operations provide additional insight into the underlying trends of the business allowing for a better comparison against historical results and expectations for future performance.

Earnings from operations are not a substitute or alternative for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.